UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

PAWSPLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

15 Paradise Plaza # 230, Sarasota, FL  34239
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (941) 955-1700

SkyLynx Communications, Inc.
(Former name or former address, if changed since last report)

SECTION 1.	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Introduction

On November 10, 2009, PawsPlus, Inc. (f/ka SkyLynx Communications, Inc.) (the "Company" or "PawsPlus") closed its Agreement and Plan of Merger dated September 23, 2009 (the "Merger") (the "Merger Agreement") between and among the Company, a wholly-owned acquisition subsidiary of the Company PawsPlus Acquisition Corp. ("PAC"), and Animal Health Associates, Inc., a Florida corporation ("AHS").

Under the terms of the Agreement, the shares of Series A Convertible Preferred Stock issuable on the effective date of the Merger, the Agreement of Merger that is required to be filed with the Delaware Secretary of State and the Statement of Merger that is required to be filed with the Florida Secretary of State were delivered into escrow pending receipt of confirmation satisfactory to both PawsPlus and AHS that the AHS financial statements could be audited in conformity with applicable legal requirements. On November 9, 2009, the parties to the Merger received such confirmation and authorized the release from escrow and filing of the Agreement of Merger and Statement of Merger. We plan to file those documents, all of which have been executed and are ready for filing as of the date of this Report, with the respective Secretaries of State on November 10, 2009, which will be the effective date ("Effective Date") of the Merger.

SECTION 2.	FINANCIAL INFORMATION

ITEM 2.01	COMPLETION OF ACQUISITION OF ASSETS

Summary of Transaction

Pursuant to the Merger Agreement, PAC merged with and into AHS with AHS as the surviving corporation, and AHS became a wholly-owned subsidiary of the Company (the "Merger").

Terms of the Merger Agreement

The Merger Agreement provided for consummation of the following principal transactions, all of which will be completed on November 10, 2009:

➢	PAC merged with and into AHS, with AHS being the surviving corporation and becoming a wholly-owned subsidiary of the Company.

➢
Each issued and outstanding share of AHS common stock was converted automatically into 6.40 shares of PawsPlus Series A Convertible Preferred Stock ("Series A Preferred") having a Stated Value of $3.00 per share, or a total of 780,787 shares of Series A Preferred.

➢
Each share of Series A Preferred is convertible into 38.4316 shares of PawsPlus common stock upon there being sufficient authorized but unissued shares of common stock available to cover the conversion. Further, each share of Series A Preferred grants to the holder the voting power of 38.4316 shares of common stock.

➢
The shares of PawsPlus Series A Preferred issued upon consummation of the Merger represented immediately following the Merger approximately 35% of the total issued and outstanding voting securities of the Company.

➢
All shares of Series A Preferred to be issued in the Merger will be held in a closing escrow (the "Closing Escrow") subject to the completion and filing with the Securities and Exchange Commission (the "Commission") of all financial statements and pro forma financial information required by Item 9.01 of Form 8-K and Item 310 of Regulation SB.

About Animal Health Associates, Inc.

Animal Health Associates, Inc. is a Florida corporation, founded in May 1997, and currently operating in the States of Georgia and Florida, under the brand names Animal Health Services and Paws Vetcare.  Its core focus is on the treatment, care and vaccinations of canine and feline companion animals.  Animal Health operates more than 300 vaccination clinics per month in 225 retail location.  Animal Health provides convenient and affordable vaccination services, flea control products and heartworm preventative care products to the consumer.  The recurring pet health clinic visits bring clients back into the pet retailer, providing convenience and savings to the consumer and additional customer traffic to the retailer.

SECTION 3.	SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On the Effective Date, pursuant to the Merger Agreement, as amended, the Company authorized the issuance of up to 780,787 shares of Series A Convertible Preferred stock pursuant to a Certificate of Designation filed with the Delaware Secretary of State on May 1, 2006.  The relative rights and preferences of the Series A Preferred can be summarized as follows:

Voting Rights: Each issued and outstanding share of Series A Preferred shall entitle a holder to vote on any and all matters presented to the shareholders of PawsPlus  for approval, including the election of directors, based on the number of shares of Conversion Stock into which the Series A Preferred is then convertible. The Series A Preferred shall vote together with all other outstanding shares of voting securities, voting as a single class.

Dividend: None.

Redemption Right: None.

Conversion: Each share of Series A Preferred is convertible into 38.4316 shares of Conversion Stock as set forth in the Certificate of Designation, at any time, at the option of the holder, subject to adjustment under certain circumstances. In addition, the shares of Series A Preferred to be issued hereunder will automatically convert into Conversion Stock upon there being made available for issuance a sufficient number of shares of PawsPlus Common Stock that are not reserved for issuance pursuant to the exercise of outstanding rights to acquire shares of PawsPlus Common Stock.

Liquidation Preference. $3.00 per share of Preferred Stock, senior to the rights of holders of Common Stock.

On the Effective Date of the Merger, all outstanding shares of AHS common stock converted automatically into an aggregate of 780,787 shares of Series A Preferred shares were issued to a total of two shareholders. Each of the AHS shareholders represented that he qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D. The shares and the note were taken for investment purposes and are subject to restrictions on transfer under federal securities laws. The shares of Series A Preferred were issued without registration under the Securities Act in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) and Rule 506 of Regulation D.

SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS AND PRINCIPAL OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Board of Directors

The following individual was elected to serve as an additional director of the Company as of the Effective Date of the Merger:  George Johnson.  The directors elected as part of the Merger were designated by AHS pursuant to the Merger Agreement. Committee assignments have not yet been determined for the newly elected directors.

Executive Officers

As of the Effective Date of the Merger, George Johnson was elected to serve as Chief Operating Officer and President of the Company.

Certain biographical information related to the director elected as part of the Merger is set forth below.

George Johnson

Mr. Johnson, age 61, is currently the President and Chief Operating Officer of PawsPlus, Inc. (PPLS).  He is also the President and Founder of Animal Health Associates, Inc. a subsidiary of PawsPlus.  Mr. Johnson, along with his wife founded Animal Health Associates, Inc. in May of 1997.  After acquiring 30 independent vaccination clinics in Florida, a division of AHA emerged named Animal Health Services (AHS).  Animal Health Services grew to a stronger, more viable company within a few months with the addition of the largest pet retail chain in Florida as its anchor account with over 70 locations. Its growth has continued to expand throughout Florida and Georgia for a current total of 225 different clinic site locations. Premium Product Supply was also founded under Animal Health Associates, Inc. to service e-commerce and wholesale distribution.

Prior to AHA, Mr. Johnson was VP Operations of Pet Vaccines Services (PVS) and Pet Prevent-a-Care (PPC) based out of California from late 1993 through 1997.  These two companies provided affordable health care to pets throughout seven states.  PVS and PPC were the original founding companies of virtually every vaccination company that exists today.  Mr. Johnson was hired to solidify the operational structure of the company and to assist in new sales opportunities. In 1996 the company’s owners lost the contract with their anchor host account, resulting in the decision to territorialize the veterinary clinic model. As a result, several new companies were developed, including Animal Health Associates, Inc.

Certain Relationships and Related Transactions

As part of the Merger, Mr. Johnson and his wife, the sole shareholders of AHS, received 780,787 shares of PawsPlus Series A Preferred Stock. Those shares represent an aggregate of 30,006,894 voting shares (on a fully converted basis) or approximately 33% of the total outstanding voting securities of the Company immediately following the Merger.

SECTION 8.	OTHER EVENTS

On November 12, 2009, the Registrant issued a press release announcing completion of the acquisition of Animal Health Associates, Inc.

SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

10.11	Merger Agreement dated September 23, 2009

99.1	Press Release issued November 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAWSPLUS, INC.

/s/ K. Bryan Shobe
_________________________________
K. Bryan Shobe
Chief Executive Officer

Date:  November 12, 2009